                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported)      June 11, 1997
                                                 -------------------------------

                               Tetra Tech, Inc.
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             (Exact name of registrant as specified in its charter)



          Delaware                  0-19655               95-4148514
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      (State or other             (Commission           (I.R.S. Employer
        jurisdiction               File Number)         Identification No.)
      of incorporation)




          630 N. Rosemead Boulevard, Pasadena, California 91107-2190
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          (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code      (626) 351-4664
                                                    ----------------------------



                                Not applicable
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         (Former name or former address, if changed since last report.)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          (a) On June 11, 1997, the Registrant completed the acquisition of Whalen & Company, Inc., a Delaware corporation ("WhalenCo"), and Whalen Service Corps Inc., a Delaware corporation ("Whalen Service" and, collectively with WhalenCo, the "Whalen Companies"), pursuant to the terms of an Agreement and Plan of Reorganization dated as of June 11, 1997 (the "Agreement") among the Registrant, the Whalen Companies and the stockholders of the Whalen Companies (the "Stockholders"). The Agreement provided for the merger of the Whalen Companies with and into the Registrant (the "Merger").

          In connection with the Merger, the Stockholders received aggregate consideration in the amount of $52,456,144, which was paid by the Registrant as follows:

               (i) The Registrant issued to the Stockholders an aggregate of 1,680,000 shares of its common stock, $.01 par value ("Common Stock"), and 1,231,840 shares of its Series A Preferred Stock, $.01 par value ("Series A Stock"). For purposes of the Agreement, each share of Common Stock and Series A Stock was valued at $15.25, for an aggregate value of $44,405,560. Each share of Series A Stock will automatically be converted into one share of Common Stock immediately upon the filing of an amendment to the Registrant's Certificate of Incorporation which increases the number of authorized shares of Common Stock to a number sufficient to permit the Conversion of all the then outstanding shares of Series A Stock.

               (ii) The Registrant paid to the Stockholders cash in the aggregate amount of $8,050,584.

          On the business day prior to the Merger, the Whalen Companies distributed to the Stockholders (i) cash in the amount of $4,138,396 and (ii) accounts receivable having a net value of $18,455,838.

          In determining the consideration to be paid in the Merger, the Registrant investigated the Whalen Companies and their businesses and determined an approximate aggregate value of the Whalen Companies to the Registrant based on investment factors including the book value of the Whalen Companies' assets, an appropriate multiple of the Whalen Companies' current and future earnings, the Whalen Companies' backlog and current contracts, the Whalen Companies' revenues, the Whalen Companies' reputation in the field of wireless telecommunications site development, and the compatibility of the Whalen Companies' geographic scope and technical capabilities. A final determination of such value was arrived at by means of arm's length bargaining among the parties to the Agreement.

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

          There was no material relationship between the Whalen Companies (including its officers, directors and stockholders) and Registrant or any of its affiliates, or any director or officer of the Registrant, or any associate of any such officer or director.

          In order to fund, in part, the cash payment made to the Stockholders in connection with the Merger, the Registrant drew on its line of credit with Bank of America Illinois (the "Lender") pursuant to the terms of the Credit Agreement dated as of September 15, 1995, as amended, between the Registrant and the Lender.

          (b) At the time of the Merger, the Whalen Companies were engaged in the business of providing a full range of wireless telecommunications site development and network services for PCS, cellular, ESMR, air-to-ground, microwave, paging, fiber optic and switching centers technology. Immediately following the Merger, the Registrant formed Whalen & Company, Inc., a Delaware corporation ("New WhalenCo"), and Whalen Service Corps Inc., a Delaware corporation ("New Whalen Service"), as wholly-owned subsidiaries. On June 12, 1997, the Registrant transferred the former assets and liabilities of WhalenCo to New WhalenCo, and transferred the former assets and liabilities of Whalen Service to New Whalen Service. The Registrant intends to have New WhalenCo engage in the business formerly engaged in by WhalenCo, and to have New Whalen Service engage in the business formerly engaged in by Whalen Service.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

          As of the date hereof, it is impractical for the Registrant to provide the required audited financial statements for the acquired businesses. The Registrant will file the required audited financial statements for the acquired businesses under cover of Form 8-K/A as soon as practicable, but not later than 60 days after the date this initial report is required to be filed.

          (b) PRO FORMA FINANCIAL INFORMATION.

          As of the date hereof, it is impractical for the Registrant to provide the required pro forma financial information. Registrant will file the required pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than 60 days after the date this initial report is required to be filed.

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

          (c)  EXHIBITS.

          2.1* Agreement and Plan of Reorganization dated as of June 11, 1997 by and among Tetra Tech, Inc., Whalen & Company, Inc., Whalen Service Corps Inc. and the Stockholders named therein.

          4.1 Certificate of Designation of Preferences of Series A Preferred Stock.
________________

* The Schedules to Exhibit 2.1 have not been filed with the Commission because the Registrant believes that such Schedules do not contain information which is material to an investment decision. A list of such Schedules is set forth on page iv. of Exhibit 2.1. The Registrant hereby agrees to furnish supplementally a copy of the omitted Schedules to the Commission upon request.

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

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Date:  June 23, 1997


                              TETRA TECH, INC.


                              By:   /s/ James M. Jaska
                                    ----------------------------------
                                    James M. Jaska
                                    Vice President and Chief Financial Officer




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